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                                                                     EXHIBIT 5.1

            [MINTZ LEVIN COHN FERRIS GLOVSKY & POPEO PC LETTERHEAD]



                               February 1, 2001


To the Purchasers listed on
Exhibit A to the Common Stock
and Warrant Purchase Agreement

Dear Ladies and Gentlemen:

     We have acted as legal counsel to FiberNet Telecom Group, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale of up to 6,440,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), and warrants to purchase 1,288,000 shares of common stock (the "Warrants," together with the Common Stock, including shares of common stock issuable upon exercise of the Warrants, the "Shares") as set forth in Common Stock and Warrant Purchase Agreement dated February 1, 2001 (the "Securities Purchase Agreement") between the Company and various investors (the "Investors"). The Common Stock is being sold to the Investors pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission for the registration of the sale and issuance of the Shares (Registration No. 333-43788) (the "Registration Statement"). This opinion is rendered to you pursuant to Section 5.2(e) of the Securities Purchase Agreement. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings assigned to such terms in the Securities Purchase Agreement.

     We have made such legal examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined, among other things, originals or copies of the following documents and corporate records:

     1. The Certificate of Incorporation of the Company, as in effect on the date hereof (the "Certificate");

     2. The Bylaws of the Company, as in effect on the date hereof (together with the Certificate, the "Organizational Documents");

     3. The resolutions of the Board of Directors of the Company with respect to the Securities Purchase Agreement and the transactions contemplated thereby;

     4. The Securities Purchase Agreement, including the representations of the Company contained in Article III of the Securities Purchase Agreement (the "Representations");

     5. The form of warrant to be attached to each share of Common Stock (the "Warrant");
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To the Purchasers listed on Exhibit A.
February 1, 2001
Page 2

     6. The Escrow Agreement, between the Company, United Sates Trust Company of New York and H.C. Wainwright & Co., Inc. (the "Escrow Agreement");

     7. The Registration Statement, as declared effective by the Securities and Exchange Commission on January 19, 2001.

     We participated in the preparation of the foregoing documents, except for items 1 and 2, and took part in the closing, which was conducted telephonically and by facsimile today. In examining the foregoing documents we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents (except by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof. The Securities Purchase Agreement and the Warrant are referred to herein collectively as the "Transaction Documents."

     As to factual matters, we have relied upon and assumed the accuracy and completeness of the Representations, certificates of public officials, telephonic conversations between this office and the Securities and Exchange Commission, and oral and written representations made to us by certain officers of the Company. We have not made any independent investigation of such factual matters, other than, as to factual matters related to the Company, the inquiries we have made of officers of the Company and the examination of documents in our files and documents referred to herein as we have deemed necessary for the purposes of this opinion. As used in this opinion, the expression "to our knowledge" or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on the Transaction Documents for the Company, and the transactions contemplated thereby and means that after the examinations and inquiries described above, we find no reason to believe that the opinions expressed herein are factually incorrect.

     For purposes of this opinion, we have assumed that you have all requisite power and authority and have taken all necessary action to effect the transactions mentioned above, and we do not render an opinion upon the application of any federal or state law or regulation to your power or authority. We have also assumed that all representations and warranties by you in the Securities Purchase Agreement and the Transaction Documents are accurate and complete. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, and any supplements or amendments thereto.

     We are admitted to practice law in the State of New York, and we express no opinion herein concerning any laws other than the laws of the State of New York, the corporate laws of the State of Delaware, and the federal laws of the United States.

     The opinions hereinafter expressed are subject to the following qualifications, as to which we render no opinion; (a) the effect of applicable bankruptcy, insolvency, reorganization,
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To the Purchasers listed on Exhibit A.
February 1, 2001
Page 3

moratorium, liquidation or other similar laws now or hereafter in effect relating to, or affecting generally the enforcement of, creditors rights and remedies, or of other equitable principles of general application; (b) the effect of rules of law governing specific performance, injunctive relief and other equitable remedies; (c) the compliance or noncompliance with applicable state and federal anti-fraud statutes, rules and regulations concerning the issuance of securities; and (d) the enforceability of provisions in any document insofar as such provisions relate to the jurisdiction of courts outside the States of New York and Delaware, or any other choice of law, choice of forum, assent to jurisdiction, waiver of jurisdiction, waiver of jury trial or similar provision.

     On the basis of the foregoing and in reliance thereon, we are of the opinion that:

     1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     3. Except as set forth in the Transaction Documents, the execution and delivery of each of the Transaction Documents to which the Company is a party and the performance by the Company of its obligations thereunder will not (a) violate any of the Company's Organizational Documents, (b) violate any statute, rule or regulation applicable to the Company, (c) violate or constitute a breach of or a default under any judgment, decree or order of any court or other governmental authority addressed to and binding on the Company of which we have actual knowledge or (d) create or result in the creation of any lien on or security interest in the assets or equity securities of the Company under any material agreement to which the Company is a party or by which it is bound of which we have actual knowledge.

     4. As of the date hereof, the authorized capital stock of the Company is 170,000,000 shares, consisting of: (i) 150,000,000 shares of Common Stock; and
(ii) 20,000,000 shares of Preferred Stock, of which (A) 133,333 shares have been designated Series C Preferred Stock, (B) 500,000 shares have been designated Series D Preferred Stock; (C) 750,000 shares have been designated Series E Preferred Stock; (D) 500,000 shares have been designated Series F Preferred Stock; (E) 2,000,000 shares have been designated Series G Preferred Stock; (F) 750,000 shares have been designated Series H Preferred Stock; and (G) 90,000 shares have been designated Series I Preferred Stock. As of the date hereof, there are: (i) 33,238,346 shares of Common Stock issued and outstanding; (ii)
(A) 83,688 shares of Series C Preferred Stock issued and outstanding; (B) 322,704 shares of Series D Preferred Stock issued and outstanding; (C) 317,853 shares of Series E Preferred Stock issued and outstanding; (D) 376,202 shares of Series F Preferred Stock issued and outstanding; (E) 426,333 shares of Series H Preferred Stock issued and outstanding; and (F) 62,500 shares of Series I Preferred Stock issued and outstanding; (iii)
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To the Purchasers listed on Exhibit A.
February 1, 2001
Page 4

10,910,834 shares of Common Stock reserved for issuance upon exercise of outstanding stock options of the Company or which may be granted pursuant to employee stock option and similar plans; (iv) 250,000 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options of the Company which were not granted pursuant to a stock option plan; (v) 15,139,608 shares of Common Stock reserved for issuance upon the conversion of Preferred Stock; (vi) 9,869,296 shares of Common Stock reserved for issuance upon the exercise of outstanding Warrants; and (vii) 890,656 shares of Common Stock reserved for issuance upon the execution of license agreements with property owners. Except as set forth above, as of the date hereof, to our knowledge, no shares of voting or non-voting capital stock, other equity interests, or other voting securities of the Company were issued, reserved for issuance or outstanding. Except as set forth in the Securities Purchase Agreement or the schedules thereto, to our knowledge, there are no outstanding stock appreciation rights or other rights to redeem for cash options or warrants of the Company. All outstanding shares of capital stock of the Company are, and all shares which may be issued upon the exercise of stock options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

     5. The issuance of the Shares is being , or in the case of the common stock issuable upon exercise of the Warrants, in accordance with their terms, will be, made pursuant to the Registration Statement. The Registration Statement was declared effective under the Securities Act on January 19, 2001, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are threatened, pending or, to our knowledge, are contemplated. Any required filing of the prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time periods required by such Rule 424(b).

     6. Upon their issuance in accordance with the Securities Purchase Agreement and the Escrow Agreement, the shares of Common Stock (i) will have been duly authorized and validly issued, and will be fully paid and nonassessable and (ii) to our knowledge, free and clear of all liens, claims or encumbrances in each case except as set forth in the Transaction Documents. Upon the issuance of the shares of Common Stock upon the exercise of the Warrants, such common stock (i) will have been duly authorized and validly issued, and will be fully paid and nonassessable and (ii) to our knowledge, free and clear of all liens, claims or encumbrances in each case except as set forth in the Transaction Documents.

     The opinions set forth herein are rendered as of the date hereof only, and we do not assume any responsibility to update or modify such opinions based upon any change of circumstance, or new or additional information or facts which arise or come to our attention subsequent to the delivery of this opinion letter to you. The opinions set forth herein are rendered for your benefit only in connection with the subject transactions and may not be used or relied upon for any other purpose or by any other person without our prior written consent.
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To the Purchasers listed on Exhibit A.
February 1, 2001
Page 5

     We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.


                                 Very truly yours,

                                 /s/ Mintz, Levin, Cohn, Ferris,
                                 Glovsky and Popeo, P.C.


                                 MINTZ, LEVIN, COHN, FERRIS,
                                 GLOVSKY and POPEO, P.C.